As filed with the Securities and Exchange Commission on March 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOCERA COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3354663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Vocera Communications, Inc.

525 Race Street

San Jose, CA 95126

(408) 882-5100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full title of the plans)

Brent D. Lang

President and Chief Executive Officer

Vocera Communications, Inc.

525 Race Street

San Jose, CA 95126

(408) 882-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Daniel J. Winnike, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0003 par value
— To be issued under the 2012 Equity Incentive Plan	1,248,357(2)	$16.39(3)	$20,460,572	$2,636
— To be issued under the 2012 Employee Stock Purchase Plan	249,671(4)	$13.93(5)	$3,478,292	$449
Total	1,498,028		$23,938,864	$3,085

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2012 Equity Incentive Plan (the “EIP”) or 2012 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents an automatic increase to the number of shares available for issuance under the EIP effective January 1, 2014.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 11, 2014.
(4)	Represents an automatic increase to the number of shares available for issuance under the ESPP effective January 1, 2014.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 11, 2014, multiplied by 85%. The purchase price of a share for purchasers under the Registrant’s 2012 ESPP is 85% of the fair market value of the Registrant’s common stock.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Vocera Communications, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register additional shares of the Registrant’s common stock under the Registrant’s 2012 Equity Incentive Plan (the “EIP”). The number of shares of the Registrant’s common stock available for grant and issuance under the EIP is subject to an annual increase on January 1 of each of the calendar years 2013 through 2016 by an amount equal to five percent (5%) of the number of shares of the Registrant’s common stock issued and outstanding on each December 31 immediately prior to the date of increase, unless the Registrant’s board of directors, in its discretion, determines to make a smaller increase (the provision of the EIP allowing for this annual increase is referred to as the “EIP Evergreen Provision”). On January 1, 2014, the number of shares of the Registrant’s common stock available for grant and issuance under the EIP increased by 1,248,357 shares. This Registration Statement registers these additional 1,248,357 shares of the Registrant’s common stock, which were available for grant and issuance under the EIP pursuant to the EIP Evergreen Provision as of January 1, 2014.

Additionally, this Registration Statement registers additional shares of the Registrant’s common stock under the Registrant’s 2012 Employee Stock Purchase Plan (the “ESPP”). The number of shares of the Registrant’s common stock reserved for issuance under the ESPP is subject to an annual increase on January 1 of each of the first ten calendar years after March 27, 2012 by the number of shares equal to one percent (1%) of the number of shares of the Registrant’s common stock issued and outstanding on each December 31 immediately prior to the date of increase (the provision of the ESPP allowing for this annual increase is referred to as the “ESPP Evergreen Provision”). On January 1, 2014, the number of shares of the Registrant’s common stock reserved and available for issuance under the ESPP increased by 249,671 shares. This Registration Statement registers these additional 249,671 shares of the Registrant’s common stock, which were reserved and available for issuance under the ESPP pursuant to the ESPP Evergreen Provision as of January 1, 2014.

The additional shares are of the same class as other securities relating to the EIP and ESPP for which the Registrant’s registration statement filed on Form S-8 (SEC File No. 333-180417) on March 28, 2012 is effective. The contents of the Registrant’s registration statement on Form S-8 filed with the SEC on March 28, 2012 (File No. 333-180417) and February 22, 2013 (File No. 333-186818) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following document filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-35469) filed with the Commission on March 17, 2014.

(b)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35469) filed with the Commission on March 22, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-183546	3.01	8/24/12

4.2	Restated Bylaws of the Registrant	8-K	333-35469	3.1	7/30/13

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2012 Employee Stock Purchase Plan	S-1	333-175932	10.04	3/13/2012

99.2	2012 Equity Incentive Plan and forms of equity award agreements	S-1	333-175932	10.05	3/13/2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 17, 2014.

VOCERA COMMUNICATIONS, INC.

By:	/s/ Brent D. Lang
Brent D. Lang
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brent D. Lang, William R. Zerella and Jay M. Spitzen, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent D. Lang	President and Chief Executive Officer	March 17, 2014
Brent D. Lang	(Principal Executive Officer)

/s/ William R. Zerella	Chief Financial Officer	March 17, 2014
William R. Zerella	(Principal Accounting and Financial Officer)

/s/ Robert J. Zollars	Executive Chairman	March 17, 2014
Robert J. Zollars

/s/ Brian D. Ascher	Director	March 17, 2014
Brian D. Ascher

/s/ John B. Grotting	Director	March 17, 2014
John B. Grotting

/s/ Jeffrey H. Hillebrand	Director	March 17, 2014
Jeffrey H. Hillebrand

/s/ Howard E. Janzen	Director	March 17, 2014
Howard E. Janzen

/s/ John N. McMullen	Director	March 17, 2014
John N. McMullen

/s/ Hany M. Nada	Director	March 17, 2014
Hany M. Nada

/s/ Sharon L. O’Keefe	Director	March 17, 2014
Sharon L. O’Keefe

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-183546	3.01	8/24/12

4.2	Restated Bylaws of the Registrant	8-K	333-35469	3.1	7/30/13

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2012 Employee Stock Purchase Plan	S-1	333-175932	10.04	3/13/2012

99.2	2012 Equity Incentive Plan and forms of equity award agreements	S-1	333-175932	10.05	3/13/2012